EXHIBIT 99.6

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE AND SECURITY AGREEMENT (hereinafter referred to as the “Mortgage”) made as of the 1st day of May, 2006 between Mid-State Raceway, Inc., a New York corporation and Mid-State Development Corporation, a New York corporation (collectively the “Mortgagor”), and Vestin Mortgage, Inc., a Nevada corporation, having an address of 8379 W. Sunset Road, Las Vegas, NV 89113-2092 (“Vestin Mortgage”) and All Capital, LLC, a Nevada limited liability company, having an address at 18 Strand Street, Frederiksted, VI 00841 (“All Capital”). Vestin Mortgage and All Capital are sometimes collectively referred to as the “Mortgagees”).

W I T N E S S E T H :

WHEREAS, Mortgagor is the fee owner of the real property described in SCHEDULE A attached hereto (hereinafter, collectively, the “Premises”);

WHEREAS, Mortgagor is the maker of the following Notes of even date herewith:

$24,500,000 Secured Promissory Note payable to Vestin Mortgage (the “Vestin Mortgage Note”); and

$3,065,784 Secured Promissory Note payable to All Capital (the “All Capital Note”); and

WHEREAS, the Mortgagor and Mortgagees desire to secure the payment of the Vestin Mortgage Note and the All Capital Note as hereinafter set forth (the Vestin Mortgage Note and the All Capital Note are sometimes collectively referred to as the “Notes”) and the principal sums due in connection with such Notes together with any interest or other sums which are due and owing or may become due and owing in connection with the Notes (such sums are hereinafter collectively referred to as the “Debt”);

NOW, THEREFORE, to secure to Mortgagees: (a) the payment of the aggregate principal sum of $27,565,784 evidenced by the Notes and any other amounts constituting the Debt, together with any and all consolidations, modifications, amendments, renewals, extensions, substitutions and replacements thereof; (b) payment of all other sums advanced in accordance with the terms of the Notes, this Mortgage or any consolidations, modifications, amendments, renewals, extensions, substitutions and replacements thereof in order to protect the security hereof, together with interest thereon; and (c) performance of the agreements of Mortgagor contained in the Notes, this Mortgage or any consolidations, modifications, amendments, renewals, extensions, substitutions and replacements thereof, it is agreed as follows:

The Mortgagor does hereby mortgage, grant, convey and assign unto Mortgagees all of the right, title, interest and estate of Mortgagor, now owned, or hereafter acquired, in and to the following property, rights, interests and estates (such property, rights and interests being hereinbefore and hereinafter, collectively, the “Mortgaged Property”) on a pari passu basis as set forth in Section 55 herein:

(a) the Premises;

(b) all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises (hereinafter, collectively, the “Improvements”);

(c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, riparian, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments, servitudes and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property, Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(d) all machinery, equipment, fixtures and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon or attached to the Mortgaged Property, Premises and Improvements, or appurtenant thereto, and used or usable in connection with the present or future operation and occupancy of the Premises and the Improvements (including but not limited to furnaces, boilers, burners, radiators and piping, stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other equipment and machinery, appliances, fittings, fixtures of every kind), together with any and all replacements thereof and additions thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or used or usable in connection with the present or future operation and occupancy of the Premises and the Improvements, together with any and all replacements thereof and additions thereto, (hereinafter all the foregoing shall collectively be referred to as the “Equipment”). Without limiting the foregoing, the Mortgagor hereby grants to the Mortgagees a security interest in all of the Mortgagor’s present and future “fixtures” and “equipment” (as said quoted terms are defined in the Uniform Commercial Code of the State of New York), and the Mortgagees will have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagees, all of the rights and remedies of a “secured party” under the said Uniform Commercial Code. To the extent permitted under applicable law, this Mortgage will be deemed to be a “security agreement” as defined in the aforesaid Uniform Commercial Code. If the lien of this Mortgage is subject to a security interest covering any such personal property, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagees, together with the benefits of all deposits and payments now or hereafter made thereon by the Mortgagor;

(e) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, Premises or Improvements by any federal, state, county, municipal or other governmental authority, or by whomsoever made, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property, Premises or Improvements or any portion thereof, or for consequential damages on account thereof;

(f) all leases and other agreements affecting the use, enjoyment or occupancy of the Premises and the Improvements heretofore, now or hereafter entered into (hereinafter, collectively, the “Leases”) and all rents, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements (hereinafter, collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt. Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said Rents to the Mortgagees, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than subordinated encumbrances which comprise and are limited to Permitted Mezzanine Liens (as hereinafter defined);

(g) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, Premises, Improvements or Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof and any interest paid with respect thereto;

(h) all real estate tax and assessment refunds and credits at any time accruing to the benefit of the Mortgagor on the Mortgaged Property, Premises or Improvements, even if relating to taxes and assessments payable for a period prior to the date hereof;

(i) all other, further or additional rights, title, estates and interests which Mortgagor may now own or hereafter acquire, in and to the Mortgaged Property, Premises or Improvements, and all renewals, substitutions and replacements of and all additions and appurtenances to the same constructed, assembled or placed by Mortgagor on the Premises or Improvements, and all conversions of the security constituted thereby which, immediately upon such acquisition, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, will become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor, Mortgagor expressly agreeing that if Mortgagor will at any time acquire any other right, title, estate or interest in and to the Premises, the lien of this Mortgage will automatically attach to and encumber such other right, title, estate or interest as a lien thereon;

(j) all of the right, title and interest of Mortgagor in and to all contract rights relating to the Mortgaged Property, Premises or Improvements to the fullest extent such contract rights are assignable or transferable by Mortgagor, including, without limitation, and to the extent permitted by applicable law, all permits, licenses, certificates, consents, approvals, authorizations and other documents obtained or to be obtained in connection with the demolition, construction, use, operation or maintenance of the Premises, Improvements or any portion thereof, all reciprocal easement, restrictive covenants and similar agreements, all appurtenances and utility rights pertaining to the Premises, Improvements or any portion thereof, all zoning, land use, air rights, development agreements, all operating contracts, management agreements, service contracts, supply and maintenance contracts, equipment leases, warranties, guaranties and all other agreements affecting the Premises, Improvements or any part thereof used in connection with the management or operation thereof (to the extent assignable pursuant to the provisions of the applicable instrument or agreement creating or conferring such rights or benefits or pursuant to applicable law) together with all of the rights, reversions or equities now or hereafter appurtenant thereto;

(k) all other property, whether real or personal, tangible or intangible, owned or held by Mortgagor in connection with the Mortgaged Property, Premises, Improvements or the business conducted by Mortgagor thereon, including, without limitation, appraisals, architectural and engineering plans, specifications and studies, soil, environmental and other reports relating to the Premises or Improvements, license and contract rights, accounts receivables, warranties, guaranties, catalogues, tenant lists, correspondence with present and future purchasers, tenants and suppliers, advertising materials relating to the Premises or Improvements or the business conducted by Mortgagor thereon, telephone exchange numbers as identified in such materials, trade names, trademarks and logos relating to the Premises or Improvements or the business conducted by Mortgagor thereon (subject to the rights of franchisors or licensors) and goodwill relating to the Premises or Improvements or the business conducted by Mortgagor thereon;

(l) all books, files, records, correspondence, orders and data processing material (including, but not limited to, programs, cards, tapes, disks and tabulating runs) relating to any of the foregoing and/or to Mortgagor’s data regarding tenants and rent rolls;

(m) all plans, drawings, specifications, site plans, sketches, samples, contracts and agreements, however characterized, at any time prepared for use in connection with the construction, repair, renovation, operation or maintenance of the Improvements;

(n) all computer software and programs, instructions manuals and other materials of any nature necessary or appropriate for the operation or use of any of the foregoing, and all licenses and permits to own, hold and use such software, programs, manuals and other materials;

(o) all utility or municipal deposits made by or on behalf of Mortgagor or made in connection with the Mortgaged Property, Premises or Improvements;

(p) all deposit balances of Mortgagor in any currency in any bank account(s) with any one or more of Mortgagees at any of their offices and/or any depository pursuant to this Mortgage and all investments made by any one or more of the Mortgagees or any depository for Mortgagor; such lien being in addition to (and without limiting) any right of setoff, banker’s lien or counterclaim any one or more of Mortgagees may otherwise have;

(q) all tangible and intangible personal property of Mortgagor of every kind whatsoever, whether now owned or hereafter acquired, including, without limitation, all goods, vehicles, inventory, merchandise, parts, supplies, all contract rights and general intangibles, accounts, royalties, license rights, documents, cash, deposit accounts, securities, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper.

(r) all products and proceeds of any of the foregoing; and

(s) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property, Premises or Improvements and to commence any action or proceeding to protect the interest of Mortgagees in the Mortgaged Property, Premises or Improvements.

Notwithstanding the foregoing definition of “Mortgaged Property,” so long as the assets identified in this subparagraph (hereinafter referred to as the “Conditionally Excluded Assets”) have not been mortgaged, granted, conveyed, assigned, pledged or hypothecated to any other person and are not subject to any lien or encumbrance granted to or held by any other person, the Mortgaged Property shall not include: (i) any license issued by the State of New York or any division, agency or department thereof which permits harness horse racing or video lottery terminals on the Premises, (ii) moneys deposited in a trust account created solely for the purpose of paying or providing a fund for payment of purses and other fees to the horsemen that race at the Premises to the extent such moneys are required to be deposited by the Mortgagor for the benefit of the horsemen by an applicable statute, regulation or binding written contract entered into on arm’s length terms with the recognized horsemen’s association at the Premises; (iii) moneys deposited in a trust account created solely for the purpose of paying or providing a fund for payment of purses and other fees to the recognized horsemen’s association at the Premises to the extent such moneys are required to be deposited by the Mortgagor for the benefit of the recognized horsemen’s association at the Premises by an applicable statute, regulation or binding written contract entered into on arm’s length terms with the recognized horsemen’s association at the Premises.

In addition, notwithstanding the foregoing definition of “Mortgaged Property,” the Mortgaged Property shall not in any event include: (i) the account maintained by Mortgagor solely for the deposit of video lottery gaming revenues pursuant to 21 NYCRR Part 2836-14.1(c)(1) and the funds therein; (ii) the account maintained by Mortgagor solely for the deposit of the marketing allowance by the Division of the Lottery of the State of New York (the “Lottery Division”) pursuant to 21 NYCRR Part 2836-14.1(c))(2) and the funds therein; and (iii) any furniture and/or equipment on or about the Premises owned by the Lottery Division or the New York State Police (hereinafter referred to as the “Excluded Assets”).

Mortgagor further represents and warrants to and covenants and agrees with Mortgagees as follows:

SECTION 1.	Payment of Debt and Incorporation of Covenants, Conditions and Agreements

Mortgagor will pay the Debt at the time and in the manner provided in the Notes, this Mortgage and any consolidations, modifications, amendments, renewals, extensions, substitutions and replacements thereof. All the covenants, conditions and agreements contained in (a) the Notes and (b) all and any of the documents other than the Notes or this Mortgage now or hereafter executed by Mortgagor and/or others and by or in favor of Mortgagees, which wholly or partially secure or guaranty payment of the Debt (collectively, the “Other Security Documents”), are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

SECTION 2.	Application of Payments.

Unless applicable law provides otherwise, all payments received by any of the Mortgagees from Mortgagor under their respective Notes shall be applied by Mortgagees in the following order of priority: (i) in the same manner as set forth in the respective Notes and in the Agency Agreement referred to in Section 55(b) of this Mortgage; and (ii) otherwise in such order as such respective Mortgagees, at its or their option, may determine. Unless the Agency Agreement referred to in Section 55(b) of this Mortgage or applicable law provides otherwise, all payments received by any of the Mortgagees from Mortgagor under this Mortgage shall be applied by Mortgagees to satisfy the Debt and such other amounts as may be due and owing in connection with the Notes, this Mortgage or the other applicable loan documents, in such order as the Mortgagees, at their option, may determine.

SECTION 3.	Warranty of Title.

Mortgagor warrants that Mortgagor has good title to the Mortgaged Property, Premises and Improvements and has the right to mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that Mortgagor owns the Mortgaged Property, Premises and Improvements free and clear of all liens, encumbrances and charges whatsoever except for: (a) any lien for payment of non-delinquent ad valorem taxes and those exceptions shown as Items 3 through 10 inclusive and Items 12 and 13 in Schedule B Section II of the pro forma loan policy of title insurance dated April 28, 2006 and identified as Loan Policy Number 101-137696 to be issued by Monroe Title Insurance Corporation to the Mortgagees in connection with this Mortgage, a copy of which Items are attached as SCHEDULE “B”; (b) any Permitted Mezzanine Liens (as hereinafter defined) recorded or filed after the recordation of this Mortgage; and (c) any additional Permitted Liens (as hereinafter defined) recorded or filed after the recordation of this Mortgage. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagees against the claims of all persons whomsoever. For purposes of this Mortgage, the respective Notes and the applicable other loan documents, the term “Permitted Mezzanine Liens” shall mean and be limited to those liens, encumbrances and security interests (as the same may be amended, supplemented, modified, extended, renewed, assigned or replaced from time to time consistent with the provisions of this sentence) that: (i) secure the obligations of the Mortgagor owing to Plainfield Direct LLC and/or one or more of its affiliates or designees (together with its/their successors and assigns, collectively, the “Mezzanine Lenders”), whether as a primary obligor or guarantor, under one or more credit facilities by and between the Mezzanine Lenders and Mortgagor and/or one or more of its affiliates; (ii) have been expressly subordinated to this Mortgage, the respective Notes and the Other Security Documents executed by Mortgagor with respect to both payment and priority by a Subordination Agreement duly executed by Mortgagor and each of the respective Mezzanine Lenders in form and substance reasonably satisfactory to Vestin Mortgage (it being understood that the Subordination Agreement currently in draft form, dated May 1, 2006, and designated as document AEC8240.doc and naming Mortgagor, Mortgagees and the Mezzanine Lenders with respect to a $1,500,000 loan made by the Mezzanine Lenders to the Mortgagor is satisfactory); (iii) secure obligations to a creditor (including, without limitation, any affiliate or designee of Plainfield Direct LLC and any of its or their successors and assigns) having a net worth at least equal to the obligations secured by the Permitted Mezzanine Liens held by such creditor; (iv) in the event the creditor is an affiliate or designee of Plainfield Direct LLC, secure obligations to a creditor that is a single purpose, bankruptcy remote entity; (v) shall not be assignable to any third party unless the assignee has a net worth at least equal to the obligations secured by the Permitted Mezzanine Liens to be assigned to such creditor; (vi) shall not be assignable to any third party that is an affiliate or designee of Plainfield Direct LLC unless the assignee is a single purpose, bankruptcy remote entity; (vii) shall not be assignable to any third party unless the transferee thereof executes and delivers to Vestin Mortgage, Inc. a Subordination Agreement or an accession to the existing Subordination Agreement in form and substance reasonably satisfactory to Vestin Mortgage; and (viii) are not and do not purport to create a lien, encumbrance or security interest in or on any Excluded Assets or Conditionally Excluded Assets. For purposes of this Mortgage, the respective Notes and the other applicable loan documents, the term “Permitted Liens” shall mean and be limited to those liens, encumbrances and security interests (as the same may be amended, supplemented, modified, extended, renewed, assigned or replaced from time to time consistent with the provisions of this sentence) that: (i) secure the obligations of the Mortgagor to a reputable institutional creditor under a credit facility used solely for the purpose of obtaining funds required for the improvement or operation of the Premises; (ii) have been expressly subordinated to this Mortgage, the respective Notes and the Other Security Documents executed by Mortgagor with respect to both payment and priority by a Subordination Agreement duly executed by Mortgagor and each of the respective creditors in form and substance reasonably satisfactory to Vestin Mortgage; (iii) secure obligations to a creditor having a net worth of at least $10,000,000 in addition to the assets represented by the notes and accounts receivable related to the Permitted Lien; (iv) have been approved in writing by Vestin Mortgage after delivery and certification to Vestin Mortgage of the final forms of all documents evidencing and/or securing the related obligations; and (v) are not and do not purport to create a lien, encumbrance or security interest in or on any Excluded Assets or Conditionally Excluded Assets.

SECTION 4.	Insurance.

(a) Mortgagor will keep the Mortgaged Property, Premises and Improvements insured against loss or damage by fire, flood and such other hazards, risks and matters, including, without limitation, in the case of any construction of any buildings on the Premises builder’s all-risk insurance (to be written on a 100% builder’s risk non-value reporting form, including coverage for completion and premises occupancy), business interruption, rental loss, public and premises liability, and boiler damage and liability, as any of the Mortgagees may from time to time reasonably require in amounts required by Mortgagees, and shall pay the premiums for such insurance (collectively, the “Insurance Premiums”) as the same become due and payable. All policies of insurance (collectively, the “Policies”) shall be with insurers licensed to do business in New York which are rated A or better by A.M. Best Company, Inc. in Best’s Key Rating Guide or rated AA or better by Standard and Poor’s Corporation and under forms of policies (including the New York standard noncontributory mortgagee/lender clause in the case of real property and a lender/loss mortgagee clause in the case of personal property) acceptable to the Mortgagees and naming Mortgagees as the persons to which all payments made by such insurance company shall be paid. Mortgagor will assign and deliver the Policies or certificates thereof to Mortgagees. Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver evidence satisfactory to Mortgagees of the renewal of each of the Policies. Each insurance policy required by this Mortgage shall include: (i) effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all Mortgagees, loss payees and named additional insured other than the Mortgagor (provided that the Mortgagees shall have the right to pay premiums and continue any insurance upon the insolvency of the Mortgagor or the foreclosure or other transfer of the Mortgaged Property, Premises or Improvements) and of all rights of subrogation against any named or additional insured; (ii) except in the case of liability insurance and workers’ compensation insurance, provide that any losses shall be payable notwithstanding (x) any act, failure to act, negligence of or violation or breach of warranties, declaration or conditions contained in such policy by the Mortgagor or the Mortgagees or any other named or additional insured or loss payees, (y) any foreclosure or other proceeding or notice of sale relating to the insured properties, or (z) any change in the title to or ownership or possession of the insured properties; (iii) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named or additional insured and loss Mortgagees, and that no cancellation, termination, expiration or reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each named or additional insured and loss payees of written notice thereof; (iv) not be subject to a deductible in excess of amounts as shall be reasonably satisfactory to Mortgagees; and (v) shall be non-assessable and contain such expiration dates as the Mortgagees may reasonably require. A blanket policy meeting the conditions provided in this sub-section (a) shall be acceptable provided that the policy shall contain an endorsement specifying the amount of the total coverage of such policy that is allocated to the Mortgaged Property and which will be payable notwithstanding the amount of any losses with respect to any other properties which may be covered under such policy.

(b) In the event of loss, Mortgagor shall give immediate written notice to the insurance carrier and to Mortgagees. Mortgagor hereby authorizes and empowers Mortgagees, and each one of them, as the true and lawful agent and attorney-in-fact for Mortgagor (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Mortgagees’ expenses incurred in the collection of such proceeds (said insurance proceeds, after such deduction of expenses, being the “Net Proceeds”); provided, however, that nothing contained in this subsection (b) shall require Mortgagees to incur any expense or take any action hereunder. Mortgagor further authorizes each Mortgagee, at Mortgagee’s sole option subject to the provisions of sub-section (c) below, either (i) to hold the Net Proceeds for the account of Mortgagor to be used to reimburse Mortgagor for the cost of reconstruction or repair of the Mortgaged Property, Premises or Improvements (hereinafter “Restoration”), or (ii) to apply the Net Proceeds to the payment of the sums secured by this Mortgage, whether or not then due, in such priority and proportions as Mortgagees in their discretion shall deem proper.

(c) If the Net Proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds to principal shall neither extend nor postpone the due dates of the monthly installments to be made pursuant to the Notes, nor shall such application change the amounts of such installments. If the Mortgaged Property, Premises or Improvements is sold pursuant to Section 23 hereof or if any one or more of the Mortgagees acquires title to the Mortgaged Property, Premises or Improvements, such one or more of the Mortgagees shall have all of the right, title and interest of Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property, Premises or Improvements prior to such sale or acquisition.

(d) The excess, if any, of the Net Proceeds remaining after payment of the entire Debt and such other amounts as may be due and owing in connection with the Notes, this Mortgage or the other applicable loan documents, shall be paid to the party or parties legally entitled thereto.

SECTION 5.	Payment of Taxes, etc.

Mortgagor shall pay all taxes, assessments, water rates, frontage charges and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property, Premises or Improvements or any part thereof (collectively, the “Taxes”) and all ground rents, maintenance charges, other governmental impositions and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property, Premises or Improvements or any part thereof (collectively, the “Other Charges”) as same become due and payable. Mortgagor will deliver to Mortgagees, promptly upon any Mortgagees’s request, evidence satisfactory to Mortgagees that the Taxes and Other Charges have been so paid or are not then delinquent. Mortgagor shall promptly cause to be paid and discharged any lien or charge whatsoever other than Permitted Mezzanine Liens and any other Permitted Lien which may be or become a lien or charge against the Mortgaged Property, Premises or Improvements, whether senior or junior to this Mortgage or the Other Security Documents, and shall promptly pay for all utility services provided to the Mortgaged Property, Premises and/or Improvements. Except for the Permitted Mezzanine Liens and any other Permitted Lien, Mortgagor shall not suffer and shall promptly cause to be discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, Premises or Improvements. Mortgagor shall, upon the request of any Mortgagee, furnish to Mortgagees receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent.

SECTION 6.	Condemnation.

(a) Mortgagor shall promptly notify Mortgagees of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Mortgaged Property, Premises or Improvements, or any part thereof, by any federal, state, county, municipal or other governmental authority. Mortgagor shall appear in and prosecute any such action or proceeding unless otherwise directed by Mortgagees in writing. All such awards and payments, or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Mortgaged Property, Premises or Improvements or any part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagees, which are hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor. The Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said awards and payments to the Mortgagees, free, clear and discharged of any encumbrances of any kind or nature whatsoever. Mortgagor authorizes Mortgagees, and each one of them, at Mortgagees’ option, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in such Mortgagee’s or Mortgagor’s name, any action or proceeding relating to any condemnation or other taking of the Mortgaged Property, Premises or Improvements, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking.

(b) Mortgagor authorizes Mortgagees to apply such awards, payments, proceeds or damages, after the deduction of Mortgagees’ expenses incurred in the collection of such amounts, at Mortgagees’ option, to the payment of the Debt and all other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable, with the balance, if any, to the party or parties legally entitled thereto. Mortgagor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Mortgagees shall require.

(c) Notwithstanding any such taking through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Mortgage, and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagees, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Mortgagees shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Vestin Mortgage Note. Any reduction of the Debt pursuant to the terms of this Section 6 shall not be deemed a prepayment of the Debt and no prepayment consideration, if any, shall be due. If the Mortgaged Property, Premises or Improvements is sold, through foreclosure or otherwise, prior to the receipt by Mortgagees of such award or payment, Mortgagees shall have the right, whether or not a deficiency judgment on any of the Notes, the Debt or this Mortgage shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

SECTION 7.	Leases and Rents.

(a) To the extent that it is not inconsistent with any other separate assignment of rents or leases from the Mortgagor to the Mortgagees, the Mortgagor hereby assigns to Mortgagees all Leases now existing or hereafter made of all or any part of the Premises or Improvements, all Rents payable under such Leases , and all security deposits made by tenants in connection with such Leases, as security for the payment of the Notes, Debt and all consolidations, modifications, amendments, renewals, extensions, substitutions and replacements thereof. Mortgagor hereby grants Mortgagees all of the rights and powers possessed by Mortgagor prior to such assignment, and Mortgagees are hereby granted the right to modify, extend or terminate the Leases and to execute new Leases, in Mortgagees’ sole discretion. Mortgagees are hereby granted and assigned by Mortgagor the right to enter the Mortgaged Property, Premises or Improvements for the purpose of enforcing their interest in the Leases and the Rents, this Mortgage constituting a present, absolute assignment of the Leases and the Rents. Nevertheless, subject to the terms of this Section 7, Mortgagees grant to Mortgagor a revocable license to operate and manage the Mortgaged Property, Premises or Improvements and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums. Upon or at any time after an Event of Default, the license granted to Mortgagor herein may be revoked by Mortgagees, and Mortgagees may enter upon the Mortgaged Property, Premises or Improvements, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Mortgagees in their discretion shall deem proper.

(b) All Leases entered into by Mortgagor with respect to the Mortgaged Property, Premises or Improvements from and after the date hereof shall be written on the standard form of lease which has been approved by Mortgagees. Upon request, Mortgagor shall furnish Mortgagees with executed copies of all Leases. No material changes may be made to the Mortgagees-approved standard lease without the prior written consent of Mortgagees including, without limitation, any changes which may adversely affect the rights of the Mortgagees. In addition, all renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates, which, in the case of residential Leases, shall not be in excess of the legal rent for the apartment to which the Lease relates, and shall be arms-length transactions. All proposed Leases shall be subject to the prior approval of the Mortgagees. All Leases entered into by Mortgagor with respect to the Mortgaged Property, Premises or Improvements from and after the date hereof shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagees. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Mortgagees of all notice of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents, other than any assignment executed in connection with the Permitted Mezzanine Liens or another Permitted Lien; (vi) shall not alter, modify or change the terms of the Leases without the prior written consent of Mortgagees which consent shall not be unreasonably withheld or delayed subject to the leasing parameters set forth in sub-section (c) below, or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Premises or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Mortgagees; (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Mortgagees, which consent shall not be unreasonably withheld or delayed; and (ix) shall execute and deliver at the request of Mortgagees all such further assurances, confirmations and assignments in connection with the Mortgaged Property, Premises or Improvements as Mortgagees shall from time to time reasonably require. Mortgagees shall have all of the rights against lessees of the Mortgaged Property, Premises or Improvements set forth in Section 291-f of the Real Property Law of New York.

(c) Notwithstanding anything to the contrary contained herein, Mortgagees shall not unreasonably withhold their consent to a proposed Lease provided that such new Lease provides for rent and additional rent equal to or greater than the aggregate rent and additional rent payable under the immediately preceding Lease of such space (unless the fair market rent of such portion of the Premises is less than the rent payable under the immediately preceding Lease, in which event such new Lease shall provide for the then fair market rent) and for terms and conditions not less onerous than such previously existing Lease; provided, however, that in no event shall the rent payable under said Lease be less than the then current fair market rent for similar space in buildings similar to the Premises, nor shall the material economic terms thereof be more favorable to the tenant thereunder than the current prevailing terms for similar space in buildings similar to the Premises. Mortgagees shall respond to Mortgagor’s request for approval of a Lease within thirty (30) days after the Mortgagees’s receipt of a true and complete copy of any such proposed Lease, and Mortgagees’s failure to respond within such thirty (30) day period shall be deemed an approval of such Lease.

SECTION 8.	Maintenance of Mortgaged Property.

Mortgagor warrants and represents to Mortgagees that the Mortgaged Property, Premises and Improvements are presently in compliance with and at all times Mortgagor will maintain, use and keep the same in compliance with all applicable, laws, ordinances (including zoning ordinances), rules, regulations, building codes, orders and decrees and other requirements of all governmental authorities and courts whatsoever having jurisdiction over or with respect to the Mortgaged Property, Premises or Improvements or any portion thereof or the use and occupation thereof. Mortgagor shall cause the Mortgaged Property, Premises and Improvements to be maintained in a good and safe condition and repair and in good operating order and will promptly make, from time to time, all structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen repairs, renewals, replacements, additions and improvements in connection therewith that are necessary or appropriate to maintain such condition. The Improvements and the Equipment shall not be demolished or altered (except for normal replacement of the Equipment) without the consent of Mortgagees. The Improvements shall not be removed without the consent of Mortgagees. The Equipment shall not be removed (except for normal replacement of the Equipment) without the consent of Mortgagees, except to the extent that use of certain items of Equipment are shared between the Mortgagor and Tioga Downs Racetrack LLC pursuant to an “Equipment Sharing Agreement” executed by Tioga Downs and Mortgagor that has been approved in writing by Vestin Mortgage after delivery and certification to Vestin Mortgage of the final forms of all documents evidencing and/or securing the equipment sharing arrangements and the obligations of Tioga Downs related thereto (hereinafter referred to as an “Approved Equipment Sharing Arrangement”); that provides for ownership of all shared items of Equipment solely by either Tioga Downs or Mortgagor; and that provides for termination of the use sharing arrangement and return of the shared items owned by the Mortgagor to the Premises at the option of Vestin Mortgage at any time following a default under the terms of the Notes, this Mortgage or any of the Other Security Documents or foreclosure on all or any part of the Mortgaged Property, including, without limitation, any of the Equipment. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property, Premises or Improvements which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property, Premises or Improvements or any part thereof without Mortgagees’ prior written consent. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property, Premises or Improvements is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagees. In the event that the Premises or Improvements are not so maintained or used, or become vacant or unoccupied and in the opinion of the Mortgagees the Premises are in danger of damage or destruction by the elements or otherwise, the Mortgagees may upon written notice to Mortgagor, at their option, but without any obligation to do so, enter said Premises or Improvements without incurring any liability whatsoever to the Mortgagor, and expend such sums as it may deem necessary to protect the Premises and Improvements and any expenses incurred by the Mortgagees for such, together with interest at the rate provided in the Vestin Mortgage Note from the date of such expense, will be deemed to be secured by the lien of this Mortgage, notwithstanding any other provision or rule of law to the contrary.

SECTION 9.	Transfer or Encumbrance of the Mortgaged Property.

(a) Mortgagor shall not, without the prior written consent of Mortgagees, which may be withheld for any or no reason, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property, Premises or Improvements, or any part thereof or permit the Mortgaged Property, Premises or Improvements, or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred; provided, that the Permitted Mezzanine Liens and Permitted Liens, to the extent approved by the Mortgagees, are permitted.

(b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 9 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property, Premises or Improvements, or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property, Premises or Improvements for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, or any general partner of Mortgagor is a corporation, the voluntary or involuntary sale, conveyance, pledges or transfer of such corporation’s stock or the creation or issuance of new stock by which any of such corporation’s stock shall be vested in a party or parties who are not now stockholders; (iv) if Mortgagor or any general partner of Mortgagor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner or the transfer or pledge of the partnership interest of any general partner, or managing partner; and (v) if Mortgagor, or any member of Mortgagor is a limited liability company, the change, removal or resignation of a member or manager or the transfer or pledge of an interest of any member or manager.

(c) Mortgagees reserve the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of this Mortgage by the proposed transferee, payment of a transfer fee, or such other conditions as Mortgagees shall determine in their sole discretion to be in the interest of Mortgagees. Mortgagees shall not be required to demonstrate any actual impairment of their security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, Premises or Improvements other than for the Permitted Mezzanine Liens (which are expressly permitted hereby) or any Permitted Liens. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, Premises or Improvements regardless of whether voluntary or not, or whether or not Mortgagees have consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, Premises or Improvements.

SECTION 10.	Changes in the Laws Regarding Taxation.

If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property, Premises or Improvements for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagees’s interest in the Mortgaged Property, Premises or Improvements, Mortgagor will pay such tax, with interest and penalties thereof, if any. In the event Mortgagees are advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagees or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagees shall have the option by written notice to Mortgagor, to declare the Debt immediately due and payable.

SECTION 11.	No Credits on Account of the Debt.

Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, Premises or Improvements, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, Premises or Improvements, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagees shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

SECTION 12.	Documentary Stamps.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

SECTION 13.	Usury Laws.

All agreements between Mortgagor and Mortgagees, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the amount paid, or agreed to be paid to Mortgagees for interest due under the Notes exceed the Maximum Rate (as such term is defined in the Vestin Mortgage Note). It is the intention of Mortgagor and Mortgagees to conform strictly to all applicable usury laws now or hereafter in force. If from any circumstances whatsoever the interest rate received by the Mortgagees shall cause the amount paid to exceed the Maximum Rate, then automatically the amount paid to Mortgagees shall be reduced to the Maximum Rate, and if from any such circumstances any Mortgagee shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the applicable Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the applicable Note, such excess shall be refunded to Mortgagor by the appropriate holder or holders of the applicable Notes. All sums paid or agreed to be paid to Mortgagees for the use or forbearance of the indebtedness of Mortgagor to Mortgagees or otherwise shall, to the fullest extent permitted by applicable law; (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full or until the scheduled maturity date, if later, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate throughout the term thereof; (ii) be characterized as a fee, expense or charge other than interest; and (iii) exclude any voluntary or involuntary prepayments and the effects thereof.

SECTION 14.	Books and Records.

The Mortgagor shall keep proper books, records and accounts with respect to the Mortgaged Property, Premises and Improvements in accordance with sound real estate accounting principles and shall furnish to the Mortgagees (i) within one hundred twenty (120) days after the end of each fiscal year of Mortgagor and at any other time upon any Mortgagee’s request, financial statements for the operation of the Mortgaged Property, Premises or Improvements including a balance sheet, a statement of income and expenses of the Mortgaged Property, Premises or Improvements and a statement of changes in financial position, each in reasonable detail and certified by Mortgagor (or a principal of Mortgagor if Mortgagor is not an individual) under penalty of perjury, to be true and complete, and, upon request of any Mortgagee following an Event of Default, audited by an independent certified public accountant satisfactory to Mortgagees; (ii) within thirty (30) days following the close of each calendar quarter, quarter-annual financial statements in form satisfactory to the Mortgagees, which shall disclose in reasonable detail all earnings and expenses with respect to the operation of the Mortgaged Property, Premises or Improvements certified by Mortgagor (or a principal of Mortgagor if Mortgagor is not an individual) under penalty of perjury, to be true and complete; and (iii) such other financial information as any Mortgagee may reasonably request, including, without limitation, copies of any audited financial statements provided to the Division of the Lottery of the State of New York.

SECTION 15.	Performance of Other Agreements.

Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property, Premises or Improvements.

SECTION 16.	Further Acts, etc.

Mortgagor shall, at the sole cost and expense of Mortgagor and without expense to Mortgagees, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as any Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagees the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagees, or for carrying out the intention or facilitating the performance of the terms of this Mortgage. Mortgagor shall also pay for or reimburse the Mortgagees for the payment of any costs or expenses for the preparation, drafting, review, title insuring, filing, registering, or recording of this Mortgage, including the payment of reasonable attorney’s fees in connection with any of such items, any recording costs including mortgage tax, any mortgagee title insurance fees or any similar items. All such costs and expenses incurred by Mortgagees together with such interest thereon shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and shall be immediately due and payable upon demand by any of the Mortgagees therefor. Mortgagor, on demand, will execute and deliver and hereby authorizes any of the Mortgagees to execute in the name of Mortgagor or without the signature of Mortgagor to the extent such Mortgagees may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagees in the Mortgaged Property, Premises or Improvements. Mortgagor grants to each of the Mortgagees following an Event of Default an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to such Mortgagees at law and in equity, including without limitation such rights and remedies available to such Mortgagees pursuant to this Section 16.

SECTION 17.	Recording of This Mortgage, etc.

Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, Premises or Improvements, and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, Premises or Improvements or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify each of the Mortgagees, their successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

SECTION 18.	Prepayment.

The Debt may not be prepaid in whole or in part except in accordance with the terms and conditions contained in the Notes.

SECTION 19.	Events of Default.

The Debt shall become immediately due and payable at the option of Mortgagees upon any one or more of the following events (each being an “Event of Default”, and, collectively, “Events of Default”):

(a) if any portion of the Debt is not paid for a period of five (5) days after the same is due and payable;

(b) the occurrence of any “Event of Default” (as such term is defined in each of the Notes) under the terms and conditions of any one or more of the Notes or the occurrence of an “Event of Default” (as such term is defined in the General Security Agreements among each of the entities comprising the Mortgagor and the Mortgagees);

(c) after failure of the Mortgagor to obtain the Policies and pay the Insurance Premiums as required by this Mortgage;

(d) if on application of the Mortgagor or Mortgagees two (2) or more insurance companies lawfully doing business in the State of New York and meeting the requirements of this Mortgage refuse to issue policies insuring the Premises;

(e) after failure of the Mortgagor to pay the Taxes and Other Charges as required by this Mortgage and/or exhibit to the Mortgagees within ten (10) days after demand, receipts showing payment of all Taxes and Other Charges;

(f) after failure of the Mortgagor to maintain, use and keep the Premises, or after failure of the Mortgagor to comply with any applicable laws, ordinance (including zoning ordinances), rules regulations, building codes, orders and decrees and other requirements of all governmental authorities and courts whatsoever, or after the actual or threatened alteration, demolition or removal of any Improvements which are a part of the Premises without the prior written consent of the Mortgagees, all in accordance with any of the terms and conditions of Section 8 (Maintenance of Mortgaged Property) of this Mortgage;

(g) in the event of the removal, demolition or destruction in whole or in part of any of the Equipment, fixtures, chattels or articles of personal property covered hereby except the temporary removal of any equipment shared with Tioga Downs Racetrack LLC pursuant to an Approved Equipment Sharing Arrangement, unless the same are promptly replaced by similar Equipment, fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from chattel mortgages or other encumbrances thereon (other than Permitted Mezzanine Liens or another Permitted Lien) and free from any reservation of title thereto;

(h) after failure of the Mortgagor to comply with any of the terms and conditions of Section 9 (Transfer or Encumbrance of the Mortgaged Property);

(i)  if the Premises are used for the treatment, storage or disposal of any hazardous waste material, as such term is used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time;

(j) if the Mortgagor fails to keep, observe and perform any of the other warranties, covenants, terms, conditions or agreements contained in this Mortgage or any security agreement, assignment of leases or any other mortgage or other instrument given in connection with the Notes, Debt or this Mortgage;

(k) there is a default under the terms of any guaranty, if any, of all or any portion of the Debt;

(l) if any representation or warranty of Mortgagor or any guarantor of all or any part of the Debt (hereinafter referred to as a “Guarantor”) made herein or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Mortgagees shall have been false or misleading in any material respect when made;

(m) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or to a trustee for creditors, or permit a further adjudication in bankruptcy for the Mortgagor or an adjudication in bankruptcy for any Guarantor, or the taking of possession of the Mortgaged Property, Premises, Improvements or any part thereof by a receiver, or the seizure and sale of the Mortgaged Property, Premises, Improvements or any part thereof under judicial process or pursuant to any power of sale or if Mortgagor shall generally not be paying its debts as they become due;

(n) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property, Premises or Improvements whether such other mortgage or security agreement be superior or inferior to the lien of this Mortgage;

(o) if the Mortgaged Property, Premises or Improvements become subject to any mechanic’s, materialman’s or other lien, other than Permitted Mezzanine Liens, another Permitted Lien, or a lien for local real estate taxes and assessments not then due and payable, or a statutory carrier, materialmen’s or mechanic’s lien that is not then due and payable, and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

(p) if the financial condition of the Mortgagor or any Guarantor shall undergo a materially adverse change;

(q) if any warrant, process, order of attachment, seizure, garnishment or other lien (other than the Permitted Mezzanine Liens or another Permitted Lien), levy, injunction or restraint shall be issued, filed or served against Mortgagor or the Mortgaged Property, Premises or Improvements, and shall continue in effect for thirty (30) days without being vacated, discharged, stayed, bonded, satisfied or performed;

(r) if it shall be or become illegal for Mortgagor to pay any taxes or if the payment of such taxes by the Mortgagor would result in a violation of the usury laws of the State of New York;

(s) if a judgment, order, decree and/or arbitration award for the payment of money in an amount in excess of $25,000 or material injunctive relief shall be rendered against Mortgagor, and if it continues in effect for thirty (30) days from the entry thereof, without being vacated, discharged, stayed, bonded, satisfied or performed or (if applicable) shall not be appealed with a stay of execution being secured pending such appeal;

(t) if any easement over, across or under or otherwise affecting the Mortgaged Property, Premises or Improvements or any portion thereof shall be granted without the Mortgagees’s prior written consent; or

(u) if Mortgagor fails to permit Mortgagees or their representatives to enter upon the Mortgaged Property, Premises or Improvements and inspect same at all reasonable times upon reasonable prior notice;

provided, however, that an Event of Default arising only under subparagraphs (f), (j) and/or (n) of this Section 19 solely as a result of the failure of the Mortgagor to observe or perform a covenant or agreement that does not involve payment of money on account of any antecedent indebtedness shall not constitute an Event of Default unless such non-monetary default shall continue for a period of ten (10) days after written notice shall have been given to Mortgagor by Vestin Mortgage specifying such non-monetary default and requiring that the same be remedied; provided, further, however, that in the event: (A) the non-monetary default in question resulted from a good faith error or innocent omission; (B) following the Mortgagor’s receipt of notice of such non-monetary default, Mortgagor promptly commences and thereafter diligently pursues all reasonable measures to cure such non-monetary default; (C) the non-monetary default in question cannot in good faith and with use of reasonable diligence be cured within ten (10) days following the Mortgagor’s receipt of notice of such default; and (D) such non-monetary default is in any event fully cured and reasonable evidence of such cure has been furnished to Mortgagees within thirty (30) days following the Mortgagor’s receipt of notice of such default, then the ten (10) day curative period for such non-monetary default will be extended to a maximum curative period of thirty (30) days following the Mortgagor’s receipt of notice of such default.

SECTION 20.	Remedies of Mortgagees.

Upon the occurrence of an Event of Default, the Mortgagees may, at their sole option, proceed forthwith to protect and enforce their rights under the Mortgage by such suits, actions or proceedings as they deem appropriate, including, without limitation, an action to foreclose the Mortgage, either by the power of sale herein granted, or a judicial proceeding or by any non-judicial foreclosure according to the terms and conditions of the laws of the State of New York, in which case the Mortgaged Property, Premises, Improvements or any interest therein may be sold for cash or credit in one or more interests and in any order or manner. The Mortgagees may also sue for, enforce payment of and receive any amounts due or becoming due from the Mortgagor for principal, interest or otherwise under any of the provisions of the Mortgage or the applicable loan documents, without prejudice to any other right or remedy of the Mortgagees unless expressly prohibited by law.

SECTION 21.	Sale of Mortgaged Property.

(a) If the Mortgaged Property, Premises or Improvements consists of two or more distinct parcels and this Mortgage is foreclosed, whether pursuant to the power of sale herein granted or a judicial proceeding or any non-judicial foreclosure according to the terms and conditions of the laws of the State of New York, or otherwise, the Mortgaged Property, Premises or Improvements, or any interest therein, may, at the sole option of Mortgagees, be sold in one or more parcels or in several interests or portions and in any order or manner as the Mortgagees may elect and specify in the notice of sale.

(b) If the indebtedness secured by this Mortgage is also secured by one or more other mortgages on property consisting of more than one functionally separate and distinct property and an Event of Default occurs under this Mortgage or under any such other mortgage which is cross-defaulted with this Mortgage, then upon a foreclosure of this Mortgage and such other mortgages, whether pursuant to a power of sale or otherwise, the Mortgaged Property, Premises or Improvements, or any interest therein, and the property encumbered by such other mortgages may, at the discretion of Mortgagees, be sold in the order designated by Mortgagees in the notice of sale.

SECTION 22.	Right to Cure Defaults.

Upon the occurrence of any Event of Default, or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagees may, but without any obligation hereunder, make or do the same in such manner and to such extent as Mortgagees may deem necessary to protect the security hereof. Mortgagees are authorized to enter upon the Mortgaged Property, Premises or Improvements for such purposes, or appear in, defend, or bring any action or proceeding to protect their interest in the Mortgaged Property, Premises or Improvements or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest, shall constitute a portion of the Debt, be secured by this Mortgage and shall be due and payable to Mortgagees upon demand. All such costs and expenses incurred by Mortgagees in remedying or attempting to remedy such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the rate of interest set forth in the Vestin Mortgage Note or the Vestin Mortgage Note Default Rate, if applicable, from the date that such cost or expense was incurred to the date of payment to Mortgagees. All such costs and expenses incurred by Mortgagees together with such interest thereon shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and shall be immediately due and payable upon demand by Mortgagees therefor.

SECTION 23.	Late Payment Charge.

If any payment required under the terms and conditions of this Mortgage shall not be paid within ten (10) days after such payment is due, or any other payment required under the terms and conditions of this Mortgage shall become overdue for a period of ten (10) days, then to the extent permitted by law a late charge of five (5%) percent for each dollar so overdue shall become immediately due to Mortgagees as damages for failure to make timely payment, and such late charge shall be secured by this Mortgage.

SECTION 24.	Reasonable Use and Occupancy.

In addition to the rights which Mortgagees may have herein, upon the occurrence of any Event of Default, Mortgagees, at their option, may require Mortgagor to pay monthly in advance to Mortgagees, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property, Premises or Improvements as may be occupied by Mortgagor or may require Mortgagor to vacate and surrender possession of the Mortgaged Property, Premises or Improvements to Mortgagees, Premises or Improvements or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

SECTION 25.	Right of Entry.

Mortgagees and their agents shall have the right to enter and inspect the Mortgaged Property, Premises or Improvements at all reasonable times on reasonable prior notice to Mortgagor. Two (2) business days notice shall be deemed reasonable notice unless there is an emergency.

SECTION 26.	Appointment of Receiver.

Mortgagees, upon the occurrence of an Event of Default or in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property, Premises or Improvements, shall be entitled to the appointment of a receiver without notice and without regard to the value of the Mortgaged Property, Premises or Improvements as security for the Debt, or the solvency or insolvency of any person liable for the payment of the Debt.

SECTION 27.	Security Agreement.

This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the New York State Uniform Commercial Code (the “UCC”). The Mortgaged Property, Premises and Improvements include both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in such. Mortgagor, by executing and delivering this Mortgage, has granted and hereby grants to Mortgagees, as security for the Notes and Debt, a security interest in the Mortgaged Property, Premises and Improvements to the full extent that such may be subject to under the UCC (said portion of the Mortgaged Property, Premises or Improvements so subject to the UCC being called in this Section 27 the “Collateral”). If an Event of Default shall occur, Mortgagees, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagees may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of any Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagees at a convenient place acceptable to Mortgagees. Mortgagor shall pay to Mortgagees on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Mortgagees in protecting their interest in the Collateral and in enforcing their rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagees with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagees to the payment of the Debt in such priority and proportions as Mortgagees in their discretion shall deem proper.

Mortgagor hereby gives to Mortgagees a continuing lien on, security interest in and right of set-off against all moneys, securities and other property of Mortgagor and the proceeds thereof, now on deposit or now or hereafter delivered, remaining with or in transit in any manner to Mortgagees, their correspondents, participants or their agents from or for Mortgagor, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of Mortgagees in any way, and also, any balance of any individual deposit account and credits of Mortgagor with, and any and all claims of Mortgagor against Mortgagees, at any time existing, as collateral security for the payment of the Debt and all of the other obligations of Mortgagor under this Mortgage, including fees, contracted with or acquired by Mortgagees, whether joint, several, absolute, contingent, secured, matured or unmatured (for the purposes of this Section 27, collectively, the “Liabilities”), hereby authorizing Mortgagees at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to the Liabilities in such amounts as it may select, whether contingent, unmatured or otherwise, and whether any collateral security therefore is deemed adequate or not. The collateral security described herein shall be in addition to any collateral security described in this Mortgage or any separate agreement executed in connection with this Mortgage.

SECTION 28.	Actions and Proceedings.

Mortgagees has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property, Premises or Improvements and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagees, in their discretion, decides should be brought to protect is interest in the Mortgaged Property, Premises or Improvements

SECTION 29.	Waiver of Counterclaim and Jury Trial.

MORTGAGOR HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OTHER THAN A COMPULSORY COUNTERCLAIM IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY MORTGAGEES.

MORTGAGOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS MORTGAGE OR ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE, THE NOTES, ANY OF THE OTHER SECURITY DOCUMENTS OR THE DEBT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MORTGAGOR, AND MORTGAGOR ACKNOWLEDGES THAT MORTGAGEES HAVE NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR FURTHER ACKNOWLEDGES THAT MORTGAGOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY MORTGAGOR, AND THAT MORTGAGOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 30.	Marshalling and Other Matters.

Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property, Premises or Improvements or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property, Premises or Improvements subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

SECTION 31.	Recovery of Sums Required To Be Paid.

Mortgagees shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagees thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

SECTION 32.	Hazardous Materials, ADA Compliance and ERISA Compliance.

(a) Mortgagor represents and warrants that, to the best of Mortgagor’s knowledge and except as otherwise specifically disclosed in any environmental reports previously provided to the Mortgagees by the Mortgagor: (i) there are no “Hazardous Materials” (as such quoted term is hereinafter defined) on the Mortgaged Property, Premises or Improvements (ii) no owner or occupant nor any prior owner or occupant of the Mortgaged Property, Premises or Improvements has received any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property, Premises or Improvements and (iii) the Mortgaged Property, Premises and Improvements are in full compliance with all applicable federal, state and local laws as to Hazardous Materials. Mortgagor covenants that the Mortgaged Property, Premises or Improvements shall be kept free of Hazardous Materials, and neither Mortgagor nor any occupant of the Mortgaged Property, Premises or Improvements shall use, transport, store, dispose of or in any manner deal with Hazardous Materials on the Mortgaged Property, Premises or Improvements. Mortgagor shall comply with, and ensure compliance by all occupants of the Mortgaged Property, Premises or Improvements with, all applicable federal, state and local laws, ordinances, rules and regulations, and shall keep the Mortgaged Property, Premises or Improvements free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. In the event that Mortgagor receives any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property, Premises or Improvements, Mortgagor shall immediately notify Mortgagees. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial actions necessary to clean up and remove all Hazardous Materials from the Mortgaged Property, Premises or Improvements in accordance with all applicable federal, state and local laws, ordinances, rules and regulations. The term “Hazardous Materials” as used in this Mortgage shall include, without limitation, asbestos, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule or regulation. The obligations and liabilities of Mortgagor under this Section 32 shall survive any entry of a judgment of foreclosure or the delivery of a deed in lieu of foreclosure of this Mortgage.

(b) Mortgagor represents that it has no notice of any violations of the Americans with Disabilities Act (the “ADA Act”) with respect to the Mortgaged Property, Premises or Improvements nor are there any pending or threatened claims by the Department of Justice or third parties related to the ADA Act with respect to the Mortgaged Property, Premises or Improvements. Mortgagor will maintain the Mortgaged Property, Premises or Improvements in compliance with the ADA Act and will ensure compliance by all tenants of the Mortgaged Property, Premises or Improvements with the ADA Act.

(d) Mortgagor will not engage in any “prohibited transactions” (as such term is defined in Section 2003(a) of the Employee Retirement Income Security Act of 1974 (“ERISA”) or in any transaction or activity prohibited by Section 406 of ERISA or incur any liability under Section 409 of ERISA; will satisfy the minimum funding requirements of Section 412 of the Internal Revenue Code and/or Section 302 of ERISA and will not act in any manner in connection with any employee benefit plan covered by Title IV of ERISA in a manner which could result in plan termination liability or withdrawal liability, and Mortgagor shall not fail to comply with ERISA in any manner such that Mortgagor could incur a liability which would materially affect Mortgagor’s ability to meet any of Mortgagor’s obligations arising in connection with this Mortgage or any other agreement to which Mortgagor is a party or by which Mortgagor is bound.

(e) The Mortgagor further agrees to defend, indemnify and hold harmless Mortgagees, their employees, agents, officers and directors from and against any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) of whatever kind or nature known or unknown contingent or otherwise arising out of or in any way related to (a) the past or present disposal, release or threatened release of any Hazardous Material; (b) any personal injury (including wrongful death or property damage, real or personal) arising out of or related to any Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order given relating to any Hazardous Material; and/or (d) any violation of any law, order, regulation, requirement, or demand of any government authority, or any policies or requirements of Mortgagees, which are based upon or in any way related to such Hazardous Material, the compliance of the Mortgaged Property, Premises or Improvements with the ADA Act or the failure of the Mortgagor to comply with ERISA.

SECTION 34.	Notices.

Except for any notice required under applicable law to be given in another manner, any and all notices, requests or instructions desired or required to be given to the Mortgagor or the Mortgagees shall be in writing and shall either be hand delivered or mailed to the recipient by both first class postage prepaid regular mail and by first class postage prepaid certified, return receipt requested, mail at the following respective addresses:

To Mortgagor:
Vernon Downs Acquisition, LLC
c/o Jeffrey Gural
Newmark & Company Real eState, Inc.
125 Park Avenue, 11th Floor
New York, NY 10017

with a copy to:

Cathryn L. Porter
Thompson & Knight, LLP
333 Clay, Suite 3300
Houston, Texas 77002

To Mortgagees:
Vestin Mortgage, Inc.
8379 W. Sunset Road
Las Vegas, NV 89113-2092

With a copy to:

Menter, Rudin & Trivelpiece, P.C.
Suite 500
500 S. Salina St.
Syracuse, NY 13202
Attn: Jeffrey A. Dove, Esq.

and to:

All Capital, LLC
18 Strand Street
Frederiksted, VI 00841
Attn: David Jensen, Treasurer

With a copy to:

Lackey Hershman, LLP
3102 Oak Lawn Ave., Suite 777
Dallas, Texas 75219
Attn: Deborah Deitsch-Perez, Esq.

or at such other address as any party hereto shall designate in a writing complying with the provisions of this Section 34. All notices will be deemed given when delivered or mailed in the manner provided in this Paragraph.

SECTION 35.	Authority.

(a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, hypothecate and assign the Mortgaged Property, Premises or Improvements pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor’s part to be performed.

(b) Mortgagor represents and warrants that Mortgagor is not a “foreign person” within the meaning of 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

SECTION 36.	Consent to Jurisdiction.

(a) Subject to the provisions of sub-section 36(b) hereof; each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York in and for the County of Onondaga and/or County of Oneida and the Federal Courts in and for the Northern District of New York (collectively the “Designated Courts”), over any action arising out of or relating to the Mortgage (a “Designated Action”). All claims with respect to any Designated Action shall be heard and determined in a Designated Court. No party hereto shall commence any Designated Action except in a Designated Court. No party hereto shall, and each party hereto hereby waives any right it may have to: (i) plead or make any objection to the venue of any Designated Court; (ii) plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; or (iii) plead or make any claim that any Designated Court lacks personal jurisdiction over it; and

(b)  Notwithstanding the provisions of sub-section 36(a) hereof, Mortgagees shall have the right to bring any Designated Action in the courts of any other jurisdiction to the extent Mortgagees deem it necessary, appropriate, or desirable (in their sole and absolute discretion) in connection with any Designated Action based upon, resulting from, arising out of, or relating to the Mortgage, Security Agreement and/or the Notes.

SECTION 37.	Participation.

Mortgagor acknowledges that Mortgagees may assign participation interests in this Mortgage to one or more domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other persons, parties or investors (including, but not limited to, grantor trusts, owner trusts, special purpose corporations, REMICs, real estate investment trusts or other similar or comparable investment vehicles as may be selected by Mortgagees in their sole and absolute discretion) on terms and conditions satisfactory to Mortgagees in their sole and absolute discretion. Mortgagor grants to Mortgagees, and shall cause each Guarantor and other person or party associated or connected with this Mortgage or the collateral therefor to grant to Mortgagees the right to distribute on a confidential basis financial and other information concerning Mortgagor, each such Guarantor and other person or party and the property encumbered by this Mortgage and any other pertinent information with respect to this Mortgage to any party who has a participation interest in this Mortgage or who has expressed an interest in purchasing a participation interest in this Mortgage.

SECTION 38.	Waiver of Notice.

Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagees except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagees to Mortgagor and except with respect to matters for which Mortgagees is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagees with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagees to Mortgagor.

SECTION 39.	Remedies of Mortgagor.

In the event that a claim or adjudication is made that any one or more of the Mortgagees have acted unreasonably or unreasonably delayed acting in any case where by law or under the one or more of the Notes, or this Mortgage, one or more of the Mortgagees have an obligation to act reasonably or promptly, none of the Mortgagees shall be liable for any monetary damages, and Mortgagor’s remedies shall be limited to injunctive relief or declaratory judgment.

SECTION 40.	Sole Discretion of Mortgagees.

Wherever pursuant to this Mortgage, any one or more of the Mortgagees exercise any right given to them to approve or disapprove, or any arrangement or term is to be satisfactory to any one or more of the Mortgagees, the decision of any such Mortgagees to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of such Mortgagees and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

SECTION 41.	Non-Waiver.

The failure of Mortgagees to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (a) the failure of Mortgagees to comply with any request of Mortgagor or any Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or the Other Security Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, Premises or Improvements, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by any one or more of Mortgagees extending the time of payment or otherwise modifying or supplementing the terms of their respective Notes, this Mortgage or the Other Security Documents. Mortgagees may resort for the payment of the Debt to any other security held by Mortgagees in such order and manner as Mortgagees, in their discretion, may elect. Mortgagees may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagees thereafter to foreclose this Mortgage. The rights of Mortgagees under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagees shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagees shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

SECTION 42.	Security Deposits.

Mortgagor shall establish with Vestin Mortgage a rent security account to which shall be transferred and maintained all security deposits in connection with the Leases affecting the Mortgaged Property, Premises or Improvements.

SECTION 43.	No Oral Change.

This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagees, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

SECTION 44.	Liability.

If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagees and their respective successors and assigns forever.

SECTION 45.	Inapplicable Provisions.

If any term, covenant or condition of the Notes or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Notes and this Mortgage shall be construed without such provision.

SECTION 46.	Headings, etc.

The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

SECTION 47.	Duplicate Originals.

This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

SECTION 48.	Definitions.

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property, Premises or Improvements or any part thereof or any interest therein”, the word “Mortgagees” shall mean “Mortgagees and any subsequent holder of a Note”, the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property, Premises or Improvements and any interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

SECTION 49.	Trust Fund.

Pursuant to Section 13 of the Lien Law of the State of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property, Premises or Improvements before using any part of the total of the same for any other purpose.

SECTION 50.	Commercial Property.

Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities.

SECTION 51.	Protective Advances.

Upon the default by the Mortgagor in the performance of any of the terms and conditions stated herein, the Mortgagees will have the right, but no obligation, to pay any and all items and to advance funds therefore to protect the lien of the Mortgage hereby created and/or to insure the prompt and satisfactory performance of all of the terms and conditions stated herein, and if such advances and payments are made, the amount of such advances and payments, together with interest at the rate provided in the Notes from the date of such advance and payment, will be deemed to be secured by the lien of this Mortgage, notwithstanding any other provision or rule of law to the contrary.

SECTION 52.	Default Rate.

Upon the occurrence of any Event of Default under this Mortgage, any interest due and owing under the terms and conditions of this Mortgage to any Mortgagee shall bear interest at the rate set forth in the Vestin Mortgage Note, which shall be the Default Rate (as defined in such Note) if applicable.

SECTION 53.	Notice of Defenses.

The Mortgagor within ten (10) days upon request by mail will furnish a written statement duly acknowledged of the amount due on the Mortgage and whether any offsets or defenses exist against the Notes, Debt or any other sums due or secured under the terms of this Mortgage.

SECTION 54.	Defense of Action.

If any action or proceeding is commenced (except an action to foreclose the Mortgage or to collect the Debt and other amounts secured hereby), to which action or proceeding any one or more of the Mortgagees is made a party, or in which it becomes necessary to defend or uphold the lien of the Mortgage, all sums paid by any of the Mortgagees for the expense of any litigation to prosecute or defend the rights and lien created by the Mortgage (including reasonable attorneys’ fees) will be the responsibility of the Mortgagor, together with interest thereon at the default rate specified in Section 52 herein, if applicable, and any such sum and the interest thereon will be a lien on said Mortgaged Property, Premises or Improvements, prior to any right or title to, interest in, or claim upon said Mortgaged Property, Premises or Improvements attaching or accruing subsequent to the lien of the Mortgage, and will be deemed to be secured by the Mortgage. In any action or proceeding to foreclose the Mortgage, or to recover or collect the Debt and other amounts secured hereby, the provisions of law respecting the recovering of costs, disbursements and allowances will prevail unaffected by this covenant. If an action is commenced to foreclose the Mortgage or to collect the Debt and other amounts secured hereby, the Mortgagees will be entitled to recover, in addition to the foregoing costs, disbursements and allowances, attorneys’ fees in an amount as a court may deem reasonable, and such amount will be added to the principal balance then due and will be a lien on said Mortgaged Property, Premises or Improvements, prior to any right or title to, interest in, or claim upon said Mortgaged Property, Premises or Improvements attaching or accruing subsequent to the lien of the Mortgage, and will be deemed to be secured by the Mortgage.

SECTION 55.	Pari Passu and Agency Agreement.

(a)  This Mortgage is intended to secure the Notes, Debt and any and all other documents and instruments executed and delivered by the Mortgagor in favor of the Mortgagees in connection with such. This Mortgage and the security interest created hereby shall be deemed to be held by each of the Mortgagees as holders of the Notes, in pari passu with each other so that this Mortgage is held for the benefit of each of the Mortgagees ratably, with each of the Mortagees’ prorata share to be determined with respect to the unpaid principal balance of each of the Notes. Any unpaid interest or other fee or charge, whether or not described or treated as unpaid principal, will be disregarded for purposes of the prorata computation. The interests of the Mortgagees in this Mortgage shall be deemed ratably concurrent and no interest will have priority over any other such interest except as stated herein. Notwithstanding the foregoing, after all property securing the Debt has been sold to satisfy or reduce the Debt, each of the respective Mortgagees or holders shall be deemed to be the single holder of its Note and may take or refrain from taking action with respect to such Note or any other document of instrument executed in connection with such Note, as it would normally do with respect to notes or any other document or instrument of a comparable nature in which no other entity had a pari passu interest and will not be liable to the other Mortgagee for any such action or inaction. Furthermore, the existence of the pari passu interests will not be construed as allowing any action under the terms of this Mortgage by any other person or entity other than the Mortgagees, absent an assignment of record of this Mortgage and such Mortgagees’ interest and none of the Mortgagees is under any obligation whatsoever to execute such an assignment.

(b)  The Mortgagor and Mortagees acknowledge and agree that the Mortgagees’ interest in this Mortgage is subject to the terms and conditions of a certain Agency Agreement by and between the Mortgagees and dated __________, 2006.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

MID-STATE DEVELOPMENT CORPORATION

By: /s/ Jeffrey Gural
Name:  Jeffrey Gural
Title:    Chief Executive Officer

MID-STATE RACEWAY, INC.

By: /s/ Jeffrey Gural
Name:  Jeffrey Gural
Title:    Chief Executive Officer

STATE OF	)
) ss.:
COUNTY OF	)

On this ___ day of _________ in the year 2006, before me, a Notary Public in and for said State, personally appeared _______________, before me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

____________________________________
Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this ___ day of _________ in the year 2006, before me, a Notary Public in and for said State, personally appeared _______________, before me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

____________________________________
Notary Public

SCHEDULE A

METES AND BOUNDS DESCRIPTION OF PROPERTY

SCHEDULE B

MONROE TITLE INSURANCE CORPORATION SCHEDULE B SECTION II